Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-256910 and No. 333-267110) on Forms S-8 of our report dated March 15, 2023, with respect to the consolidated financial statements of Nuvation Bio Inc.

/s/ KPMG LLP

Short Hills, New Jersey

March 15, 2023